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                                                EXHIBIT (b)(1)

                       CREDIT AGREEMENT



      AGREEMENT dated as of March 14, 1991 between VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, a Massachusetts Business Trust (the "Borrower"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York State banking corporation
(the "Bank").

      SECTION 1. INTERPRETATIONS AND DEFINITIONS

      1.1 Definitions. The following terms, as used herein, shall have the following respective meanings:

      "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by another Person.

      "Assignee" has the meaning set forth in Section 8.3.

      "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

      "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

      "Commitment" means the obligation of the Bank to lend the amount set forth in Section 2.1 hereof, as such amount may be reduced from time to time pursuant to Section 2.7 hereof.

      "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, reimbursement obligations related to letters of credit, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person; provided, however, that reverse repurchase agreements shall not constitute Debt for purposes hereof.

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      "Default" means any condition or event which constitutes
an Event of Default or which with the giving of notice or lapse of time, or both, would unless cured or waived become an Event of Default.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      "Domestic Lending Office" means the principal office of the Bank located at 60 Wall Street, New York, New York 10260, or such other branch (or affiliate) as the Bank may hereafter designate as its Domestic Lending Office.

      "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1 hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statue.

      "Event of Default" has the meaning set forth in Section 7 hereof.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that
(i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities

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or services, to take-or-pay, to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Interest Payment Date" means the day which is 30 days after the date of each Loan, and each day which is 30 days thereafter.

      "Interest Period" means the period commencing on the date of a Loan and ending 30 days thereafter.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For purposes of this Agreement, the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Loan" and "Loans" means a Loan made pursuant to Section
2.1.

      "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a) (3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "Net Asset Value" means, at any date, Total Assets minus
Total Liabilities.

      "Note" means the promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans.


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      "Parent" means, with respect to the Bank, any Person
controlling the Bank.

      "Participant" has the meaning set forth in Section 8.3.

      "Person" means an individual, a corporation, a partnership, an association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA
Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New
York City from time to time as its Prime Rate.

      "Quarterly Tender Date" means the date set by the Board of Trustees of the Borrower for the expiration of a tender offer for shares of beneficial interest of the Borrower from its shareholders.

      "Refunding Loan" means a Loan which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by the Bank.

      "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

      "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

      "Termination Date" has the meaning set forth in Section
2.8(a).

      "Total Assets" means at any date, all assets of the Borrower which in accordance with generally accepted accounting principles would be classified as assets upon a

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                                     - 5 -


balance sheet of the Borrower prepared as of such date.

      "Total Liabilities" means at any date, all liabilities of the Borrower which in accordance with generally accepted accounting principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date.

      1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Bank.

      SECTION 2. THE LOANS.

      2.1 Revolving Credit. The Bank agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not exceeding in the aggregate at any one time outstanding the lesser of $50,000,000 or 100% of the Net Asset Value of the Borrower at the time of any Loan (the "Commitment"). Each Loan under this
Section 2.1 shall be in the minimum principal amount of $500,000 or any larger multiple thereof (except that any such Loan may be in the amount of the unused Commitment). After the date hereof and prior to the Termination Date and within the foregoing limits, the Borrower may borrow under this
Section 2.1, repay or to the extent permitted by Section 2.10 hereof prepay Loans and reborrow under this Section 2.1.

      2.2    Method of Borrowing; Availability of Loans.

             (a)   With respect to each Loan made pursuant to
Section 2.1 hereof, the Borrower shall give the Bank notice not later than 10:00 a.m. (New York City time) on the date of such Loan, specifying:

             (i)   the date of such Loan, which shall be a
      Domestic Business Day; and

             (ii) the principal amount of such Loan;

provided, however, that no Loan shall be made unless the date of such Loan would fall within 5 Domestic Business Days following a Quarterly Tender Date or if such Loan would cause the total Debt of the Borrower to exceed 10% of the Borrower's Net Asset Value. Each notice of Borrowing shall also contain

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in detail reasonably satisfactory to the Bank, (i) a
computation of Borrower's Net Asset Value as of one Domestic Business Day prior to the date of such Loan and (ii) the amount of Debt of the Borrower outstanding on such date, other than Debt arising pursuant to this Agreement and the Note, certified by a duly authorized officer of the Borrower.

             (b) On the date of each Loan the Bank will make the proceeds thereof available to the Borrower by 3:00 p.m. (New
York City time), in immediately available funds at the Domestic Lending Office.

             (c) If the Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to the Borrower as provided in subsection (b) of this Section or remitted by the Borrower to the Bank as provided in Section
2.11 hereof, as the case may be.

      2.3    The Note.

             (a) The Loans shall be evidenced by a single Note payable to the order of the Bank for the account of its Domestic Lending Office. Such Note shall be dated on or before the date of the first Loan and shall set forth the maximum amount of the Bank's Commitment as the maximum principal amount thereof.

             (b) The Bank shall record the date, the amount and the maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto and, prior to any transfer of the Note, shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each Loan then outstanding; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Note. The Bank is hereby irrevocably authorized by the Borrower to endorse the Note as set forth above and to attach to and make a part of the Note a continuation of any such schedule as and when required.

      2.4 Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Loan.

      2.5 Interest Rate. Each Loan shall bear interest on the outstanding principal amount thereof, for each day from the

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                        - 7 -


date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable on each Interest Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

      2.6   Arrangement Fee; Commitment Fee.

      (a) The Borrower shall pay an arrangement fee to the Bank in the amount of $25,000 upon execution of this Agreement.

      (b) The Borrower shall pay to the Bank a commitment fee computed at the rate of 3/8 of 1% per annum on the daily average amount by which the Commitment exceeds the aggregate outstanding principal amount of the Loans. For purposes of this Section 2.6(b), the "Commitment" shall be deemed to be $50,000,000. Such commitment fee shall accrue from and including March 14, 1991 to but excluding the Termination Date and shall be payable quarterly on the last day of each March, June, September and December and upon the date of termination of the Commitment in its entirety.

      2.7 Optional Termination or Reduction of Commitment. The Borrower may, upon at least three Domestic Business Days notice to the Bank, (i) terminate the Commitment at any time, if no Loans are outstanding at such time or (ii) reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple thereof, the Commitment in excess of the aggregate outstanding principal amount of the Loans. If the Commitment is terminated in its entirety, the accrued commitment fee shall be payable on the effective date of such termination.

      2.8   Mandatory Termination or Reduction of Commitment;
Notice of Annual Meeting; Extension of Commitment.

             (a) The Commitment shall terminate on January 31,
1992, or such date to which the Commitment is extended pursuant to the provisions of Section 2.8(b), ("the
Termination Date"), and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

             (b) Not more than 75 nor less than 60 days before the Termination Date, the Borrower may request in writing that the Bank extend the Commitment by an additional period of time of 364 days or less to be agreed upon between the Bank and the Borrower at the time of such request. If the Bank, in its sole discretion, decides to extend the Commitment as herein

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                        - 8 -

provided, it shall so notify the Borrower not less than 30 days before the Termination Date in writing, along with any modifications to or additional terms for the Agreement which it will require in consideration for such extension. If the Borrower and the Bank reach agreement as to the terms for such extension not less than 10 days prior to the Termination Date, the Commitment shall be extended for an additional period of 364 days, and the term "Termination Date" shall thereafter refer to the date that the Commitment, as so extended, will terminate. If the Commitment is not extended as provided in this Section 2.8(b), this agreement will automatically terminate on the then current Termination Date without further action by the Borrower or the Bank.

      2.9 Principal Repayments. Any Loans outstanding shall be repaid in full not later than 5 Domestic Business Days prior to the earlier of the Quarterly Tender Date next following the date of such Loan or the Termination Date.

      2.10 Optional Prepayments. The Borrower may, upon at least one Domestic Business Day's notice to the Bank, prepay the Loans without premium or penalty in whole at any time or from time to time in part in amounts aggregating $500,000 or any multiple thereof by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment.

      2.11 General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans and of commitment fees hereunder not later than 11:00 am. (New York City time) on the date when due in funds immediately available in New York City at the principal office of the Bank in New York for the account of the Domestic Lending Office. Whenever any payment of principal of, or interest on, the Loans or of any commitment fee shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time.

      2.12 Computation of Interest and Fees. Interest based on the Prime Rate and commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for actual days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first but excluding the last day).

      SECTION 3. CONDITIONS.

      3.1 Initial Loan. The obligation of the Bank to make the initial Loan hereunder shall be subject to the satisfaction by the Borrower of the following conditions:

             (a) receipt of the Bank of counterparts hereof signed by each of the parties hereto;

             (b) receipt by the Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.3 hereof;

             (c) receipt by the Bank of an opinion of counsel for the Borrower in the form of Exhibit B hereto;

             (d) receipt by the Bank of a certificate signed by the President or any Vice President of the Borrower, dated the Effective Date, to the effect set forth in clauses (b) and (c) of Section 3.2 hereof; and

             (e) receipt by the Bank of all documents it may reasonably request relating to the existence of the Borrower, the necessary authority for and the validity of this Agreement and the Note, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Bank.

      3.2 Loans. The obligation of any Bank to make a Loan on the occasion of any borrowing is subject to the satisfaction of the following conditions:

             (a) receipt by the Bank of the notice from the Borrower required by Section 2.2 hereof;

             (b) the fact that, immediately after such Loan, no Default shall have occurred and be continuing; and

             (c) the fact that the representations and warranties of the Borrower contained in this Agreement (except in the case of a Refunding Loan, the representations and warranties set forth in Sections 5.4(c) and 5.5 as to any matter which has theretofore been disclosed in writing by the Borrower to the Bank) shall be true on and as of the date of such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clause (b) and clause (c) of this Section.

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                                    - 10 -


       SECTION 4.    CHANGE IN CIRCUMSTANCES AFFECTING LOANS.

      4.1    Regulatory Changes.

             (a) If the Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of the Bank (or its Parent) as a consequence of the Bank's obligations hereunder to a level below that which the Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank (or its Parent) such additional amount or amounts as will compensate the Bank for such reduction; provided, however, that the Borrower's obligation to pay the Bank shall be limited to the reduced amount that is attributable to the period commencing 90 days prior to the date on which the Bank gave notice to the Borrower pursuant to Section 4.1(b) of the event entitling the Bank to such compensation.

             (b) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and indicating in reasonable detail the Bank's calculations in determining such amounts, shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

       SECTION 5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank that:

      5.1 Existence and Power. (a) The Borrower is a business trust, validly existing under the laws of the Commonwealth of Massachusetts, and has all necessary powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             (b) The Borrower is a registered, closed-end investment company under the Investment Company Act of 1940, as amended, and has registered the sale of its common shares of beneficial interest under the Securities Act of 1933, as amended, pursuant to a registration statement, including the related prospectus, that is currently effective.

      5.2 Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation, including, but not limited to, the Investment Company Act of 1940, as amended, and the regulations promulgated thereunder, or of the trust agreement or any related documents of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower.

      5.3 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

      5.4    Financial Information.

             (a) The statement of assets and liabilities of the Borrower as at July 31, 1990 and the related statements of operations and changes in net assets of the Borrower for the fiscal period then ended, certified by KMPG Peat Marwick, certified public accountants, a copy of which has been delivered to the Bank, fairly present in conformity with generally accepted accounting principles, the financial position of the Borrower at such date and the results of operations for such fiscal period.

             (b) The unaudited statement of assets and liabilities of the Borrower as at January 31, 1991 and the related unaudited statements of operations and changes in net assets of the Borrower for the period then ended, fairly present in accordance with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the financial position of the Borrower as at such date and the results of operations for such period (subject to normal year-end adjustments).

             (c) Since July 31, 1990 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower.

      5.5 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Borrower or which in any manner draws into question the validity of this Agreement or the Note.

      5.6    ERISA. The Borrower does not have any Plan,
Multiemployer Plan or Benefit Arrangement subject to ERISA.

      5.7 Taxes. The Borrower has filed all United States Federal income tax returns, or extensions relating thereto, and all other material tax returns, or extensions relating thereto, which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, except for any such taxes being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

      5.8    Subsidiaries. The Borrower has no Subsidiaries.

      5.9 Compliance with Investment Restrictions. The Borrower's assets are being invested in accordance with the investment policies and restrictions contained in its most recent prospectus, except for such non-compliances which, singly or in the aggregate, do not and would not materially and adversely affect the financial condition or the business taken as a whole of the Borrower, or its ability to perform its obligations hereunder.

      5.10 Compliance with Laws. The Borrower is in compliance with all applicable laws, statutes, ordinances, decrees, requirements, orders, judgments, rules, regulations of, and the terms of any license or permit issued by, any governmental authority including, but not limited to, the Investment Company Act of 1940, as amended, the failure to comply with which would materially and adversely affect the financial condition or the business taken as a whole of the Borrower, or its ability to perform its obligations hereunder.

   SECTION 6. COVENANTS.

      So long as the Commitment shall be in effect or the Note is outstanding, unless compliance shall have been waived in writing by the Bank, the Borrower agrees that:

      6.1    Information. The Borrower will deliver to the Bank:


             (a) as soon as available and in any event within 75 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such year, and statements of operations and changes in net assets of the Borrower for such year, setting forth in each case in comparative form the figures for the preceding fiscal year, all reported on in a manner acceptable to the Bank by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing;

             (b) as soon as available and in any event within 45 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, as at the end of such period, statements of operations and changes in net assets of the Borrower for such period, a certificate setting forth the computation of the aggregate amount of shares repurchased pursuant to a tender offer and new sales of shares of the Borrower for such period and setting forth in each case in comparative form the figures for the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

             (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) stating whether the Borrower was in compliance with the requirements of the Investment Restriction Paragraph referred to in Section 6.6 on the date of such financial statements, (ii) stating whether, to the best of such officer's knowledge, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) certifying that since the date of the most recent financial statements delivered to the Bank, no material adverse change has occurred in the business, financial position, results of operations or prospects of the Borrower or, if any such material adverse change has occurred, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

      (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

      (e) within five days after the president, chief financial officer or assistant treasurer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

      (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

      (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) prospectuses, and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

      (h) if at any time the value of all "margin stock"
(as defined in Regulation U) owned by the Borrower exceeds (or would, following application of the proceeds of an intended Loan hereunder, exceed) 25% of the value of the total assets of the Borrower, in each case as reasonably determined by the Borrower, prompt notice of such fact;

      (i) promptly upon any decision by the Board of Trustees of the Borrower that Van Kampen Merritt
Investment Advisory Corp. shall cease to be investment advisor to the Borrower, notice of such decision; and

             (j) from time to time such additional information regarding the financial position or business of the Borrower as the Bank may reasonably request.

      6.2 Maintenance of Property; Insurance. The Borrower will maintain in force with financially sound and reputable insurers, policies with respect to its property and business against such risks and contingencies and in such amounts as is customary in the case of closed-end funds engaged in similar lines of business of comparable size and financial strength.

      6.3 Conduct of Business and Maintenance of Existence. The Borrower will continue to engage in business of the same general type as now conducted by it, and will preserve, renew and keep in full force and effect, its existence as a business trust and its rights, privileges and franchises necessary or desirable in the normal conduct of its business.

      6.4 Compliance with Laws; Notice of Proceedings. (a)
The Borrower will comply in all material respects with the requirements of its trust agreement and any related documents and all material provisions of applicable laws, ordinances, rules, regulations, including but not limited to, the Investment Company Act of 1940, as amended and the regulations promulgated thereunder, and requirements of governmental authorities, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

             (b) The Borrower will promptly give notice in writing to the Bank of all litigation, arbitral proceedings and regulatory proceedings affecting the Borrower or the property of the Borrower, except litigation or proceedings which, if adversely determined, would not result in the reasonable likelihood of a material and adverse affect on the financial condition or the business taken as a whole of the Borrower.

      6.5 Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of the Bank at the Bank's expense to visit and inspect any of properties, to examine and make abstracts from any of its respective books and records and to discuss its respective affairs, finances and accounts with its respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

      6.6 Concentration of Risk. (a) The Borrower will not amend or otherwise alter the provisions of paragraph 1 under the heading "Investment Restrictions" appearing on page 25 of the Borrower's prospectus dated March 4, 1991, (the "Investment Restriction Paragraph") without the consent of the Bank, which consent will not be unreasonably withheld.

      (b) The Borrower will not permit the aggregate amount of its Total Assets invested in any one Person (for purposes of this Section 6.6(b), "Person" shall not include any bank or financial institution from whom assets are purchased by the Borrower) to exceed 5% of the Borrower's Total Assets.

      6.7 Negative Pledge. The Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Liens arising in the ordinary course of its business which (i) do not secure Debt,
(ii) do not secure any obligation in an amount exceeding $5,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

      6.8 Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower to any other Person, other than sales of assets in the ordinary course of its business.

      6.9 Debt. The Borrower will not permit its total Debt
(including Debt incurred under this Agreement and the Note) to exceed the lesser of $75,000,000 or 10% of the Borrower's Net
Asset Value.

      6.10 Use of Proceeds. The proceeds of any Loan may only be used, directly or indirectly, in connection with the consummation of the tender offer for shares of beneficial interest of the Borrower expiring on the Quarterly Tender Date next preceding such Loan. No part of the proceeds of any Loan hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate of buying or carrying any "margin stock" within the meaning of Regulation U. If requested by the Bank, the Borrower will furnish to the Bank in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U.

      6.11 Pari Passu. The indebtedness of the Borrower hereunder will rank at least pari passu with all other Debt of the Borrower.

       SECTION 7. EVENTS OF DEFAULT.

      If any one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay (i) when due, any principal of any loan or (ii) within three days of when due, interest on any Loan or any commitment fee; or

            (b) the Borrower shall fail to observe or perform any covenant contained in Section 6.1(e) or Sections 6.6 to 6.9 (inclusive) hereof; or

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Bank; or

             (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect upon the date when made or deemed made; or

             (e) The Borrower shall fail to comply with the fundamental investment policies and the investment restrictions set forth in its trust agreement or prospectus; or

             (f) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

             (g) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

             (h) the Borrower shall fail to comply with all material provisions of the Investment Company Act of 1940, as amended, or the regulations promulgated thereunder; or

             (i) judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of 10 days; or

             (j) during any period of twelve consecutive calendar months, individuals who were trustees of the Borrower on the first day of such period shall cease to constitute a majority of the board of trustees of the Borrower;

then, and in every such event, (1) in the case of any of the Events of Default specified in paragraphs (f) or (g) above, the Commitment shall thereupon automatically be terminated and the principal of and accrued interest on the Note shall automatically become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived and (2) in the case of any other Event of Default specified above, the Bank may, by notice in writing to the Borrower, terminate the Commitment hereunder, if still in existence, and it shall thereupon be terminated, and the Bank may, by notice in writing to the Borrower, declare the Note and all other sums payable under this Agreement to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived.


      SECTION 8. MISCELLANEOUS.

      8.1 Notices. All notices, requests and other communications hereunder shall be in writing (including bankwire, telex, facsimile transmission or similar writing). Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, or when such facsimile transmission is confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as specified in this Section or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank pursuant to Sections 2.2 and 2.10 hereof which are given otherwise than by telex or facsimile transmitting machine shall not be effective until received by the Bank. Any such notice, request, demand or communication shall be delivered or addressed as follows:

             (i) if to the Borrower, to it at 1001 Warrenville
      Road, Lisle, Illinois 60532; Attention: Dennis
      McDonnell;

             (ii) if to the Bank, delivered or addressed to the address or telex number set forth on the signature pages hereof for its Domestic Lending Office;

or at such other address or telex number as any party hereto may designate by written notice to the other party hereto.

      8.2   Amendments and Waivers; Cumulative Remedies.

             (a) None of the terms of this Agreement may be waived, altered or amended except by an instrument in writing duly executed by the Borrower and the Bank.

             (b) No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

      8.3 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

             (b) The Loans are being made by the Bank in the ordinary course of its business and not with a view toward distribution, it being understood that the Bank may sell participations and assignments in its Commitment and the Loans as provided herein. The Bank may at any time assign, subject to the Borrower's consent, which consent shall not be unreasonably withheld, to one or more banks or other institutions (each an "Assignee",) all, or a proportionate part of all, of its rights under this Agreement and the Note. The Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower the Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Bank will not agree to any modification, amendment or waiver of this Agreement (i) which increases or decreases the Commitment of the Bank (ii) reduces the principal of or rate of interest on any Loan or fees hereunder or (iii) postpones the date fixed for any payment of principal of or interest on any Loan or any fees hereunder without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 4 hereof with respect to its participating interest.

             (c) The Bank may at any time assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

             (d) No Assignee, Participant or other transferee of the Bank's rights shall be entitled to receive any greater payment under Section 4.1 hereof than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

      8.4 Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses and internal charges of the Bank (including reasonable fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank) in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if there is an Event of Default, all out-of-pocket expenses and internal charges incurred by the Bank (including fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank) in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note.

             (b) The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Bank in connection with any investigative, administrative or judicial proceeding (whether or not the Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      8.5 Counterparts; Integration. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

      8.6 Headings; Table of Contents. The section and subsection headings used herein and the Table of Contents have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

      8.7 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, AND THE BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 8.8. Liability of Shareholders, Trustees and Officers. This Agreement is executed on behalf of the Borrower by officers of the Borrower solely in their capacity as such officers, and shall not constitute their personal obligation either jointly or severally in their individual capacities. No trustee, officer or shareholder of the Borrower shall be liable for any obligations of the Borrower under this Agreement and the Borrower shall be solely liable therefore; all parties hereto shall look solely to the Borrower's estate for the payment of any claim, or the performance of any obligation, hereunder.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     VAN KAMPEN MERRITT PRIME RATE
                                          INCOME TRUST


                                    By: /s/ Edward Wood III
                                 Title: Vice President & Treasurer



                                     MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK

                                     By: /s/ R.A. Brook
                                         Vice president

                                       Domestic Lending Office:
                                       60 Wall Street
                                       New York, New York 10260
                                       ATTENTION: Loan Department
                                       New York, New York 10260
                                       Telex: 177615 MGT UT





583.ck
4/10/91

                                AMENDMENT NO. 2
                              TO CREDIT AGREEMENT


      Amendment, dated as of January 31, 1992 to the Credit
Agreement dated as of March 14, 1991 (the "Agreement") between Van Kampen Merritt Prime Rate Income Trust (the "Borrower") and Morgan Guaranty Trust Company of New York (the "Bank").

      The parties hereto desire to amend the Agreement subject to the terms and conditions of this Amendment, as hereinafter provided. Accordingly, the parties hereto agree as follows:

      1. Definitions. Except as otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

      2.     Amendments. (a) The following definition is added to
Section 1.1 in the appropriate alphabetical location:

        "`Material Debt' means Debt of the Borrower arising in one or more related or unrelated transactions, in the aggregate principal or face amount exceeding $1,000,000."

(b) The definition of Termination Date contained in Section 1.1 is amended to read in its entirety as follows:

        "`Termination Date' has the meaning set forth in Section
      2.8."

(c) Section 2.8(a) is redesignated Section 2.8 and amended to read in its entirety as follows:

      "The Commitment shall terminate on January 30, 1993, or such date to which the Commitment is extended pursuant to the provisions of Section 2.8(b), (the "Termination Date"), and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date."

(c)   Section 2.8(b) is deleted in its entirety.

(d) The following new provisions shall be added to the Agreement as Sections 7(k) and 7(l):

      "(k) the Borrower shall fail to make any payment in respect of any Material Debt (other than the Note) when due or within any applicable grace period; or

       (l) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables respect of any Material Debt (other than the Note) when due or within any applicable grace period; or

       (1) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;"

      3. Representations. The Borrower hereby confirms and repeats each of the representations and warranties set forth in the Agreement on and as of the date of this Amendment as if made on and as of such date and as if each reference therein to the Agreement referred to the Agreement as modified hereby, and represents and warrants that no Event of Default or other event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default has occurred and is continuing.

      4. Agreement as Amended. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.

      5. Governing Law. This Amendment, and the Agreement as amended hereby, shall be construed in accordance with and governed by the laws of the State of New York.

      6. Severability. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      7. Counterparts; Effective Date. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument. This Amendment shall become effective as of the date first above written upon receipt by the Bank of counterparts hereof executed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                        VAN KAMPEN MERRITT PRIME
                               RATE INCOME TRUST

                        By: /s/ John Sullivan

                           Title:

                        MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK

                        By: /s/ George-Ann Dicteroro

                        Title: Vice President

DOC/CGK1048.D

                                AMENDMENT NO. 3
                              TO CREDIT AGREEMENT


      Amendment No. 3, dated as of January 30, 1993 to the Credit
Agreement dated as of March 14, 1991, as amended (the "Agreement") between Van Kampen Merritt Prime Rate Income Trust (the "Borrower") and Morgan Guaranty Trust Company of New York (the "Bank").

      The parties hereto desire to amend the Agreement subject to the terms and conditions of this Amendment No. 3, as hereinafter provided. Accordingly, the parties hereto agree as follows:

      1. Definitions. Except as otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

      2. Amendment. Section 2.8 is hereby amended to read in its entirety as follows:

      "The Commitment shall terminate on January 29, 1994 (the
      "Termination Date"), and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date."

      3. Representations. The Borrower hereby confirms and repeats each of the representations and warranties set forth in the Agreement on and as of the date of this Amendment No. 3 as if made on and as of such date and as if each reference therein to the Agreement referred to the Agreement as modified hereby, and represents and warrants that no Event of Default or other event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default has occurred and is continuing.

      4. Agreement as Amended. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof; and any reference to the Agreement at any time hereafter shall refer to the Agreement as amended hereby.

      5. Governing Law. This Amendment No. 3, and the Agreement as amended hereby, shall be construed in accordance with and governed by the laws of the State of New York.

      6. Severability. In case any one or more of the provisions contained in this Amendment No. 3 should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      7. Counterparts; Effective Date. This Amendment No. 3 may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument. This Amendment No. 3 shall become effective as of the date first above written upon receipt by the Bank of counterparts hereof executed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their duly authorized officers as of the day and year first above written.

                        VAN KAMPEN MERRITT PRIME
                               RATE INCOME TRUST

                        By: /s/ Edward Wood III
                             Title: V.P. & Treasurer


                        MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK

                        By: /s/ Anne M. Velz
                           Title: Vice President


*

                                AMENDMENT NO. 4
                              TO CREDIT AGREEMENT


      Amendment No. 4, dated as of January 19, 1994 to the Credit
Agreement dated as of March 14, 1991, as amended (the "Agreement") between Van Kampen Merritt Prime Rate Income Trust (the "Borrower") and Morgan Guaranty Trust Company of New York (the "Bank").

      The parties hereto desire to amend the Agreement subject to the terms and conditions of this Amendment No. 4, as hereinafter provided. Accordingly, the parties hereto agree as follows:

      1. Definitions. Except as otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

      2. Amendment. Section 2.8 is hereby amended to read in its entirety as follows:

      "The Commitment shall terminate on January 28, 1995 (the
      "Termination Date"), and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date."

      3. Representations. The Borrower hereby confirms and repeats each of the representations and warranties set forth in the Agreement on and as of the date of this Amendment No. 4 as if made on and as of such date and as if each reference therein to the Agreement referred to the Agreement as modified hereby, and represents and warrants that no Event of Default or other event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default has occurred and is continuing.

      4. Agreement as Amended. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof; and any reference to the Agreement at any time hereafter shall refer to the Agreement as amended hereby.

      5. Governing Law. This Amendment No. 4, and the Agreement as amended hereby, shall be construed in accordance with and governed by the laws of the State of New York.

      6. Severability. In case any one or more of the provisions contained in this Amendment No. 4 should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      7. Counterparts; Effective Date. This Amendment No. 4 may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument. This Amendment No. 4 shall become effective as of the date first above written upon receipt by the Bank of counterparts hereof executed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their duly authorized officers as of the day and year first above written.

                               VAN KAMPEN MERRITT PRIME
                                 RATE INCOME TRUST


                              By: /s/ Edward Wood III
                                    Title:


                               MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK

                               By: /s/ Lauren S. McCoy
                                      Title: VICE PRESIDENT

                               AMENDMENT NO. 5
                             TO CREDIT AGREEMENT


      Amendment No. 5, dated as of January 27, 1995 to the Credit
Agreement dated as of March 14, 1991, as amended (the "Agreement") between Van Kampen Merritt Prime Rate Income Trust (the "Borrower") and Morgan Guaranty Trust Company of New York (the "Bank").

      The parties hereto desire to amend the Agreement subject to the terms and conditions of this Amendment No. 5, as hereinafter provided. Accordingly, the parties hereto agree as follows:

      1. Definitions. Except as otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

      2.   Amendment.

           (a) Section 2.8 of the Credit Agreement is hereby amended to read in its entirety as follows:

      "The Commitment shall terminate on January 26, 1996 (the
      "Termination Date"), and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date."

             (b) Section 2.6(b) of the Credit Agreement is hereby amended by reducing the commitment fee from 3/8 of 1% to 1/4 of 1%.

      3. Representations. The Borrower hereby confirms and repeats each of the representations and warranties set forth in the Agreement on and as of the date of this Amendment No. 5 as if made on and as of such date and as if each reference therein to the Agreement referred to the Agreement as modified hereby, and represents and warrants that no Event of Default or other event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default has occurred and is continuing.

      4. Agreement as Amended. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof; and any reference to the Agreement at any time hereafter shall refer to the Agreement as amended hereby.

      5. Governing Law. This Amendment No. 5, and the Agreement as amended hereby, shall be construed in accordance with and governed by the laws of the State of New York.

      6. Severability. In case any one or more of the provisions contained in this Amendment No. 5 should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      7. Counterparts; Effective Date. This Amendment No. 5 may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument. This Amendment No. 5 shall become effective as of the date first above written upon receipt by the Bank of counterparts hereof executed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be executed by their duly authorized officers as of the day and year first above written.

                               VAN KAMPEN MERRITT PRIME
                                 RATE INCOME TRUST


                              By: /s/ Edward Wood III
                                    Title: V.P. & Treasurer


                               MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK

                               By: /s/ Lauren S. McCoy
                                      Title: VICE PRESIDENT